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                                                                      Exhibit 21
                                                                      ----------

                                Cost Plus, Inc.
                             List of Subsidiaries


                                                    State of
                    Name                          Incorporation
          Cost Plus of Idaho, Inc.                    Idaho

          Cost Plus of Texas, Inc.                    Texas

          Cost Plus Management Services, Inc.      California

          Cost Plus Marketing Services, Inc.       California